EXHIBIT 10.2

ANTRIABIO, INC.

REPAYMENT AGREEMENT

This REPAYMENT AGREEMENT (“Agreement”) is made and entered into as of this 26th day of March, 2014 (the “Effective Date”), by and between AntriaBio, Inc. (“Antria”) and Konus Advisory Group, Inc. (“Konus”).  Antria and Konus are sometimes referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, on June 18, 2012, Antria entered into an employment agreement (the “Employment Agreement”) with Mr. Nevan Elam to serve as Chief Executive Officer of Antria;

WHEREAS, pursuant to the terms of the Employment Agreement, Mr. Elam agreed to serve as Antria’s Chief Executive Officer as a consultant, subject to Mr. Elam committing full time to the business of Antria;

WHEREAS, pursuant to the terms of the Employment Agreement, Antria agreed to compensate Mr. Elam in an amount equal to $230,000 per year;

WHEREAS, pursuant to a mutual understanding between Mr. Elam and Konus, the amounts owed to Mr. Elam pursuant to the terms of the Employment Agreement were to be paid directly to Konus;

WHEREAS, Mr. Elam and Antria have entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”) whereby Mr. Elam has committed to become Antria’s Chief Executive Officer on a full-time basis;

WHEREAS, upon the effective date of the Amended and Restated Employment Agreement, any amounts owed to Mr. Elam pursuant to the terms of the Amended and Restated Employment Agreement will be paid directly to Mr. Elam in accordance with Antria’s payroll practices for executives;

WHEREAS, on July 1, 2012, Antria entered into a consulting agreement (the “Consulting Agreement”) with Dr. Hoyung Huh, whereby Dr. Huh agreed to provide Antria consulting services including, but not limited to, serving on Antria’s board of directors as lead independent director,  assisting Antria in efforts to obtain funding and assisting in business development activities;

WHEREAS, pursuant to a mutual understanding between Dr. Huh and Konus, the amounts owed to Dr. Huh pursuant to the Consulting Agreement were to be paid directly to Konus;

WHEREAS, Dr. Huh and Antria have agreed to enter into a termination agreement (the “Termination Agreement”) whereby Dr. Huh and Antria have mutually agreed to terminate the

Consulting Agreement in accordance with the Termination Agreement and that from the effective date of the Termination Agreement, Antria will no longer have any obligation to compensate Dr. Huh as a consultant in accordance with the Consulting Agreement;

WHEREAS, On July 2, 2012, the Parties entered into an advisory agreement (the “Advisory Agreement”) whereby Konus agreed to provide Antria services including, but not limited to, finance and strategy, clinical design, project management and portfolio assessment;

WHEREAS, pursuant to the terms of the Advisory Agreement, Antria agreed to pay Konus a monthly retainer in the amount of $9,000 per month to cover general and administrative matters plus an hour fee ranging from $100 to $700 per hour for additional services provided to Antria;

WHEREAS, all amounts due and owing to Konus collectively under the Employment Agreement, Consulting Agreement and Advisory Agreement (collectively, the “Konus Agreements”) have been accrued;

WHEREAS, as of the Effective Date, the total amounts due and owing to Konus collectively under the Konus Agreements is $1,182,644 (the “Balance”); and

WHEREAS, the Parties, having discussed this matter, desire to facilitate the repayment of the Balance by Antria through: (i) the issuance of $275,000 of Antria’s shares of common stock (the “Payment Shares”) to Konus with such Payment Shares to be valued at $0.26 per share; and (ii) a cash payment of $907,644 (the “Cash Payment”) to be paid at such time as mutually agreed to by the Parties.

 NOW, THEREFORE, for and in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.           Payment by Antria.  Antria agrees to pay Konus the total amount of $1,182,644, which represents the entire Balance, in two (2) payments.  The first payment will be made through the issuance of $275,000 Payment Shares to Konus no later than three (3) business days following the Effective Date and the second payment will be made in the form of the Cash Payment equal to $907,644 or a series of Cash Payments equal to $907,644, with such Cash Payments to be paid on such date as mutually agreed to by the Parties.

2.           Representations and Warranties of Konus.  Konus hereby makes the following representations and warranties to Antria  with the intention that Antria rely on such representation and warranties in issuing the Payment Shares to Konus and in complying with its obligations under applicable federal and state securities laws:

(a)
Konus is acquiring the Payment Shares for Konus’s own account and for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, Konus does not agree to hold any of the Payment Shares for any minimum or other specific term.  Konus also represents that the entire legal and beneficial interest of the Payment Shares is being acquired for, and will be held for, Konus’s account only.

(b)
Konus recognizes that investment in the Payment Shares involves substantial risks and has taken full cognizance of and understands all of the risks related to the acquisition of the Payment Shares.  In making its decision to invest in the Payment Shares, Konus has relied on the information provided by Antria and certain documents and materials delivered by Antria, and on Konus’s own independent investigations and/or those of Konus’s own professional tax and other advisors.  Konus has been given the opportunity to obtain information and to examine all documents relating to Antria, and to ask questions of, and to receive answers from, the officers of Antria concerning Antria, the officers and directors and the terms and conditions of this investment and to obtain any additional information, to the extent Antria possesses such information or could acquire it without unreasonable effort or expense, to verify the accuracy of any information previously furnished.  All such questions have been answered to the full satisfaction of Konus, and all information and documents, records and books pertaining to this investment, which Konus has requested have been made available to Konus.

(c)
Konus believes that it has such knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment in the Payment Shares and is able to (i) hold the Payment Shares for an indefinite period of time, (ii) bear the economic risk of its investment in the Payment Shares, and (iii) withstand a complete loss of such investment.

(d)
Konus is aware that the Payment Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and Antria intends to rely upon the exemption available under Section 4(a)(2) of the Securities Act in connection the issuance of the Payment Shares based in part upon representations set forth herein.  Konus understands that the Payment Shares may not be offered, sold, transferred, pledged or hypothecated to any person in the absence of registration under the Securities Act or an opinion of counsel satisfactory to Antria that an exemption from such registration is available for sales of the Payment Shares by Konus.  Konus understands that Antria does not plan, and is under no obligation to provide for, registration of the Payment Shares in the future.  Accordingly, any subsequent sale by Konus of part or all of the Payment Shares will be possible only if an exemption from the applicable registration provisions of federal and state law is available at the time of the proposed disposition.

(e)
Konus represents and warrants that it is aware of no facts or circumstances indicating that the undersigned is or may be deemed to be an “underwriter” (as defined in the Securities Act) of securities of Antria.

(f)	Konus understands that Antria may have been “shell company” as contemplated under Rule 144(i) and Rule 144 may not be available to the Konus if, or until, Antria is eligible to rely on Rule 144(i)(2).

(g)	Konus has the power and authority to execute and comply with the terms of this Agreement.

(h)	Konus understands that the Payment Shares are “restricted securities” (as that term is defined in paragraph (a)(3) of Rule 144 under the Securities Act).

(i)	Konus is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act and is able to bear the economic risk of losing its entire investment in Antria.

(j)	Konus understands that nothing in this Agreement constitutes legal, tax or business advice.

(k)	Konus understands that any certificate representing the Payment Shares shall bear the following restrictive legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

3.           Representations and Warranties of Antria.  Antria represents and warrants to Konus that, as of the date of this Agreement:

(a)               The Payment Shares when issued will be duly authorized, validly issued, fully paid and nonassessable.

(b)               Antria has the full power and lawful authority to consummate its obligations and transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement, and no permit, consent, approval, authorization or other order of or filing with any other person or entity is required in connection with such authorization, execution, delivery, and consummation, and the execution, delivery and performance by Antria of this Agreement and the transactions contemplated by this Agreement constitute the valid and binding obligations of Antria, enforceable against Antria in accordance with the terms of this Agreement, and will not result in the violation or breach of any term or provision of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or instrument to which Antria is a party or by which Antria is bound.

4.           Severability.  Should any of the provisions of this Agreement be rendered invalid by a court or governmental agency of competent jurisdiction, it is agreed that this shall not in any way or manner affect the enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

5.           Governing Law, Venue.  This Agreement shall be governed by the laws of the State of Delaware, not including its choice-of-law rules.  It is the express intent of the Parties that this Agreement be binding and enforceable under the principles of law applicable to contract and that, subject to an appropriate order protecting its confidentiality, the Agreement itself may be used as evidence in a subsequent proceeding in which any party alleges a breach of this Agreement, so long as this Agreement is filed under seal or other measures are taken to ensure the confidentiality of its terms.

6.           Entire Agreement.  This Agreement constitutes the entire agreement and final understanding between the Parties as to the payment of the Balance.  Any modification of, or addition to, this Agreement must be in writing signed by the Parties.

7.           Acknowledgement.  Pettijohn hereby affirms and acknowledges that he has read and understands the foregoing Agreement.  Pettijohn represents that he enters into this Agreement freely and voluntarily.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date shown below.

ANTRIABIO, INC.

By: /s/ Steve Howe

Title:  Director

Date: March 26, 2014

KONUS ADVISORY GROUP, INC.

By: /s/ Nevan Elam

Title:  Managing Member

Date: March 26, 2014

Signature Page to Repayment Agreement